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                                                                    EXHIBIT 10.3

                                 AMENDMENT NO. 1
                           TO THE PERSONNEL AGREEMENT
                                     BETWEEN
                                  ARBITRON INC.
                                       AND
                              CERIDIAN CORPORATION


THIS AMENDMENT NO. 1 TO THE PERSONNEL AGREEMENT by and between Arbitron Inc., a Delaware Corporation formerly known as Ceridian Corporation ("Arbitron"), and Ceridian Corporation, a Delaware corporation formerly known as New Ceridian Corporation ("Ceridian"), is entered into as of April 3, 2001.

WHEREAS, Arbitron and Ceridian entered into a Personnel Agreement dated as of February 14, 2001 (the "Personnel Agreement");

WHEREAS, the Personnel Agreement provided for the conversion of stock options and restricted stock based on the relationship between the trading prices of Arbitron prior to the Distribution Date and Arbitron and Ceridian after the Distribution Date, so that the intrinsic value of the stock options before the Distribution Date will be equivalent to the intrinsic value of the stock options after the Distribution Date;

WHEREAS, on the Distribution Date, Arbitron was removed from the S&P 500 and Ceridian was added to the S&P 400, this substantially increased the trading volume and impacted the price of Ceridian before and after the Distribution Date;

WHEREAS, Arbitron and Ceridian wish to amend the Personnel Agreement to (1) adjust the stock option conversion formulas for Ceridian employees and retirees, decedents and certain other former Arbitron employees to remove the external impact of the large volume of trading in Ceridian's stock as a result of the changes in the S&P 500 and S&P 400, (2) adjust the restricted stock conversion formulas to remove the external impact of the large volume of trading in Ceridian's stock as a result of the changes in the S&P 500 and S&P 400, and (3) to adjust the Arbitron stock option formulas to reflect the fact that Arbitron traded on a post reverse spin and post reverse stock split basis after the Distribution Date;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 5.4. The text of Section 5.4 shall be deleted in its entirety and be replaced with the following:

        "5.4 Corporation Stock Option Plans. The Corporation shall continue in effect each stock option plan under which any person holds an outstanding option to purchase shares of the Corporation's common stock after the Effective Time. Except as otherwise provided in Section 5.5, each Ceridian Option held by a person other than a New Ceridian Optionee, whether or not exercisable as of the Effective Time, shall be adjusted in accordance with the following rules.

               (a) The price to be paid for each share of Arbitron common stock under the option shall be equal to the product of the per share exercise price of the Ceridian
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               Option and the Arbitron Price Ratio, such product to be rounded to the nearest whole cent; and.

               (b) The number of shares of Arbitron common stock to be issued in the exchange shall be equal to the quotient obtained by dividing the number of shares covered by the existing Ceridian Option by the Arbitron Price Ratio; such quotient to be rounded to the nearest full share."

2. Section 5.5. The text of Section 5.5 shall be deleted in its entirety and be replaced with the following:

        "5.5   Retiree, Decedent and Other Options. Any Arbitron Option held by
        (i) a Former Arbitron Employee or Former New Ceridian Employee who was entitled to continue benefits as a retired employee of the Corporation following his or her termination of employment, (ii) a retired non-employee director of the Corporation, (iii) the successors of an individual who is deceased, or (iv) a former director of ABR Information Services, Inc. shall, notwithstanding the preceding provisions of this article, be converted to separate options to purchase common stock of Arbitron (an "Arbitron Retiree Option") and New Ceridian (a "New Ceridian Retiree Option") as follows:

               (a) The number of shares subject to each New Ceridian Retiree Option shall be equal to the product of (i) the number of shares subject to the related Ceridian Option and (ii) a fraction, the numerator of which is the exercise price per share of the related Ceridian Option and the denominator of which is the sum of (x) the exercise price per share of the New Ceridian retiree Option plus (y) a fraction, the numerator of which is the exercise price per share of the Arbitron Retiree Option and the denominator of which is five, which product shall be rounded to the nearest whole share.

               (b) The exercise price per share of each New Ceridian Retiree Option shall be equal to the product of (i) New Ceridian Post-Distribution Price and (ii) a fraction, the numerator of which is equal to the exercise price per share of the related Ceridian Option and the denominator of which is the closing price of Ceridian Common Stock on the last trading day immediately before the Distribution Date, which product shall be rounded to the nearest whole cent.

               (c) The number of shares subject to each Arbitron Retiree Option shall be an amount equal to the quotient of the number of shares subject to each New Ceridian Retiree Option (as determined under paragraph (a) above) divided by five, which quotient shall be rounded to the nearest whole share.

               (d) The exercise price per share of each Arbitron Retiree Option shall be equal to the product of (i) the Arbitron Post-Distribution Stock Price by (ii) a fraction, the numerator of which is the exercise price per share of the related Ceridian Option and the denominator of which is the closing price of Ceridian Common Stock on the last trading day immediately before the Distribution Date, which product shall be rounded to the nearest whole cent."


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3.      Section 5.7.  The text of Section 5.7 shall be deleted in its entirety and be replaced with the following:

        "5.7   Option Definitions.  For purposes of this Article,

               (a) "Arbitron Post-Distribution Price" shall be the quotient obtained by dividing the volume-weighted average price of the common stock of Arbitron during the three consecutive trading days immediately following the Distribution Date.

               (b) "Arbitron Price Ratio" shall be the quotient obtained by dividing the Arbitron Post-Distribution Price by the Ceridian Pre-Distribution Price.

               (c) "Ceridian Pre-Distribution Price" shall be the volume-weighted average price of the common stock of the Corporation during the three consecutive trading days immediately prior to the Distribution Date.

               (d) "New Ceridian Post-Distribution Price" shall be equal to the opening price of common stock of New Ceridian on the first trading day immediately following the Distribution Date.

               (e) "New Ceridian Price Ratio" shall be the quotient obtained by dividing the New Ceridian Post-Distribution Price by the closing price of Ceridian Common Stock on the last trading day immediately before the Distribution Date."

4. Section 5.9. The text of Section 5.9 shall be deleted in its entirety and be replaced with the following:

        "5.9 Restricted Stock. Before the Effective Time, New Ceridian shall establish (and the Corporation as sole stockholder of New Ceridian shall approve) a restricted stock plan that will benefit the New Ceridian Employees and the members of the board of directors of New Ceridian who, as of the Effective Time, hold restricted stock under one or more restricted stock plans of the Corporation. The shares of New Ceridian common stock issued as a distribution in respect of such shares of restricted stock shall remain subject to the same restrictions to which such restricted shares were subject. In addition, New Ceridian shall, to the extent that the cessation of employment or of a directorship with the Corporation at the Effective Time causes the forfeiture of any such restricted stock, provide for the distribution of shares of New Ceridian common stock to the affected persons, subject to the same restrictions to which the forfeited stock was subject, under the new restricted stock plan. The number of shares of New Ceridian common stock subject to such replacement award shall be equal to the product of (i) the number of such forfeited shares of restricted stock and/or deferred stock (adjusted for the one-for-five reverse stock split) by (ii) a fraction, the numerator of which is the Arbitron Post-Distribution Price and the denominator of which is the New Ceridian Post-Distribution Price, such product to be rounded to the nearest whole share."


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5.      Full Force. Except as amended pursuant to this Agreement, the Personnel
        Agreement shall remain in full force and effect in accordance with its original terms.

6. Definitions. To the extent a term is not defined herein, such term shall have the meaning provided for in the Personnel Agreement.

7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

ARBITRON INC.                                      CERIDIAN CORPORATION


By:  /s/ Dolores L. Cody                           By:  Gary M. Nelson
     ---------------------------------------            -------------------------------

Its:  Executive Vice President, Legal and          Its:    Vice President, General
      Business Affairs, Chief Legal Officer                Counsel and Secretary
      and Secretary




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